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                                                                     EXHIBIT 4.9

                        AMENDMENT TO BORROWING AGREEMENT

         This Amendment to Borrowing Agreement (the "Amendment") is made as of April 15, 1999, among: Westburg Media Capital L.P., a Washington limited partnership ("Lender"); Multi-Link Telecommunications, Inc. ("MLTC"), a Colorado corporation; Multi-Link Communications, Inc. ("MLC"), a Colorado corporation and a wholly-owned subsidiary of MLTC; and the Guarantors named herein. MLTC and MLC are oftentimes hereinafter referred to, jointly and severally, as "Borrower."

                                    RECITALS:

         A. Lender has made a loan (the "Loan") to Borrower secured by: a lien and security interest in all of the assets of Borrower; by the joint and several personal guaranties of Nigel V. Alexander ("Alexander") and Shawn B. Stickle ("Stickle"); by the pledge of 480,000 shares of common stock of MLTC owned beneficially or of record by Alexander; by the pledge of 480,000 shares of common stock of MLTC owned beneficially or of record by Stickle; and by the pledge of 1,950,000 shares of the capital stock of MLC owned beneficially or of record by MLTC. As additional consideration for the Loan, MLTC also granted Lender warrants to purchase shares of common stock of MLTC. The proceeds of the Loan were used by Borrower to refinance existing indebtedness, to pay transaction costs incurred in connection with the loan, and as working capital.

         B. The Loan is evidenced by a Borrowing Agreement among Lender, Borrower, Alexander and Stickle dated September 25, 1998, and by certain other documents and instruments defined in the Borrowing Agreement as the Loan Documents, including a promissory note dated September 25, 1998, which note was superseded and replaced by a new promissory note dated April 14, 1999.

         C. MLTC has filed a registration statement on Form SB-2 dated February 24, 1999 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a proposed underwritten public offering of 1,200,000 units of MLTC (each unit consisting of one share of common stock of MLTC and one common stock purchase warrant) through Schneider Securities, Inc.

         D. Borrower has advised Lender that it intends to repay certain of the amounts then due Lender under the Loan Documents promptly following the date the Registration Statement is declared effective by the Commission and the proceeds of the public offering contemplated by the Registration Statement have been received. Further, Borrower has asked Lender to amend the terms of the Loan (such amendment to become effective only if the Registration Statement is declared effective and the amounts Borrower intends to pay Lender upon such effective date are paid) to enable Borrower to borrow and re-borrow, from time-to-time, up to $2,100,000 in principal amount of the Loan, and to extend the period during which Borrower would be obligated to pay Lender interest only on the Loan. In consideration of such amendment, Borrower has agreed to grant Lender, unconditionally, certain registration rights under the Securities Act with respect to the shares of common stock of MLTC underlying Lender's warrants.

         E. In order to facilitate the public offering pursuant to the Registration Statement, Borrower has also asked Lender to cancel the amended pledge agreement given by Alexander and Stickle in February 1999 (the "Amended Pledge Agreement"), leaving in place the pledge agreement dated September 25, 1998 given by MLTC (hereinafter referred to as the "MLTC Pledge Agreement") covering all of the issued and outstanding shares of capital stock of MLC owned beneficially and of record by MLTC.

         F. Lender is willing to amend the terms of the Loan and cancel the Amended Pledge Agreement on the terms and subject to the conditions set forth in this Amendment.

                                   AGREEMENT:

         In consideration of the mutual covenants contained in this Agreement, Borrower and Lender agree to amend

AMENDMENT TO BORROWING AGREEMENT - 1
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the Borrowing Agreement and the other Loan Documents as follows:

         1. DEFINITIONS. Capitalized terms previously defined in the Borrowing Agreement or other of the Loan Documents shall have the meanings ascribed to them in such Loan Documents, unless such definitions are amended by this Amendment. Other capitalized terms used in this Amendment are defined below and elsewhere in this Amendment.

                  1.1 Amended Guaranty shall mean the amended guaranty in the form annexed to this Amendment evidencing the Guarantors' joint and several personal guaranties of the payment and performance of Borrower's obligations under the Loan Documents.

                  1.2 Amended Note shall mean the amended promissory note in the form annexed to this Amendment evidencing amounts borrowed by Borrower under the Loan, and establishing the terms by which such borrowing shall be repaid. The term Amended Note also includes any further amendments to, or renewals or replacements of, such promissory note.

                  1.3 Effective Date shall mean the date the Registration Statement is declared effective by the Commission under the Securities Act.

                  1.4 Loan Documents shall mean the following: the Borrowing Agreement, as amended by this Amendment; the Amended Note; the Security Agreement; the Financing Statements; the MLTC Pledge Agreement; the Amended Guaranty; the Warrant; the Subordination Agreement; the Registration Rights Agreement; and any further or additional amendments or supplements to such documents and instruments.


                  1.5 Registration Rights Agreement shall mean the registration rights agreement in the form annexed to this Amendment granting Lender certain piggyback and demand registration rights with respect to the shares of common stock of MLTC underlying Lender's warrants.

         2. THE LOAN. On the Effective Date and the receipt by MLTC of the proceeds of the public offering contemplated by the Registration Statement, and subject to the execution and delivery by Borrower and Lender of this Amendment and the other Loan Documents contemplated by this Amendment, Borrower shall pay Lender the sum of $2,090,000, representing all but $10,000 of the principal and accrued but unpaid interest due Lender under the Note, and Lender shall make available to Borrower for borrowing the principal amount of $2,100,000. Borrower shall borrow from and repay such amount to Lender, with interest, as is more fully set forth in the Amended Note. The Amended Note shall supersede and replace the Note dated September 25, 1998 given by Borrower, which earlier note shall be tendered to Borrower for cancellation as of the Effective Date.

         3. LOAN DOCUMENTS. The Loan will be evidenced, guaranteed and secured by the Loan Documents, and any other documents which Lender may require. Apart from the Borrowing Agreement, which is amended by this Amendment, the Note, which is superseded and replaced by the Amended Note, the Guaranty, which is superseded and replaced by the Amended Guaranty, and the Amended Pledge Agreement, which shall be canceled, leaving the MLTC Pledge Agreement as the only extant pledge agreement, all of the representations, warranties, covenants, conditions and obligations of Borrower and Guarantors evidenced by the Loan Documents, specifically including the obligations evidenced by the Security Agreement and the MLTC Pledge Agreement, shall continue in full force and effect. None of such other Loan Documents shall be construed or interpreted as having been amended, modified, superseded or replaced in any way, except as provided in this Amendment.

         4. REPRESENTATIONS AND WARRANTIES. MLTC, MLC, each Guarantor and each Pledgor jointly and severally represent and warrant to and for the benefit of Lender as follows:

                  4.1 Organization and Standing. MLTC and MLC are each corporations duly organized,



AMENDMENT TO BORROWING AGREEMENT - 2
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validly existing and in good standing in the State of Colorado, and each are duly qualified to transact business as foreign corporations in such other jurisdictions, if any, where such qualification is necessary.

                  4.2 Certificates and Articles of Incorporation and Bylaws. MLTC and MLC have made available to Lender or its counsel true, correct and complete copies of their respective certificates and articles of incorporation, their bylaws and any other constating documents or agreements affecting the rights of their respective shareholders, each as amended or restated to date.



                  4.3 Power and Authorization. MLTC and MLC have all requisite power to execute and deliver this Borrowing Agreement and the other Loan Documents to which each is a party, and to carry out and perform their respective obligations under this Borrowing Agreement and the Loan Documents. All action on the part of MLTC and MLC, their respective directors, and, if necessary, their respective shareholders, for the authorization, execution, delivery and performance of this Borrowing Agreement and the Loan Documents has been taken or will be taken prior to closing, and will not be in conflict with, result in a breach of or constitute a default under any agreement to which either corporation or any Guarantor is subject. This Borrowing Agreement and the other Loan Documents, when executed and delivered by Borrower and Guarantors, will constitute valid and legally binding obligations of the parties thereto in accordance with their terms, except to the extent their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Alexander and Stickle are executive officers of MLTC and MLC, and have the full right and authority to execute this Borrowing Agreement and the other Loan Documents on behalf of such entities. Each Guarantor and Pledgor named in this Borrowing Agreement and the other Loan Documents has the full right and authority to execute this Borrowing Agreement and the other Loan Documents to which each is a party, and to perform his or her obligations as a guarantor and pledgor thereunder.

                  4.4 Capitalization. The authorized capital of MLTC consists of 20,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, $.01 par value, of which 1,691,542 shares of common stock are issued and outstanding; of these, 960,000 shares of common stock, constituting approximately 57% of MLTC's issued and outstanding shares of common stock, are owned beneficially or of record by Alexander and Stickle. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock of MLTC other than the following: the warrants issued to Lender evidenced by the Warrant Certificate; the warrant issued to CS Capital on November 17, 1998; the warrants designated as the Series A Warrants, 82,500 of which are issued and outstanding; the warrants designated as the Series B Warrants, 15,000 of which are issued and outstanding; and options granted pursuant to the Multi-Link Telecommunications, Inc. Stock Option Plan, which authorizes the issuance of up to 300,000 shares of common stock of MLTC, The authorized capital of MLC consists of 1,000,000 shares of capital stock, of which 2,000 shares are issued and outstanding; of these, 1,950 shares, constituting 97.5% of MLC's issued and outstanding shares, are owned beneficially or of record by MLTC. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock of MLC.

                  4.5 All Approvals and Consents Obtained. The execution, delivery and performance of the Loan Documents by Borrower and each Guarantor and Pledgor has been approved or consented to by all persons or entities whose approval or consent is required. Lender's exercise of any remedies available to it under the Loan Documents does not require the approval or consent of any person.

                  4.6 No Untrue Statements of Material Fact. All information in the Loan Documents or in connection with such documents given to Lender by Borrower and each Guarantor and Pledgor, specifically including financial information concerning Borrower, was true, complete and correct when given and will be true, complete and correct at closing. No such information contains any untrue statement of a material fact or omits a material fact necessary to make such information not misleading.


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                  4.7 Business Operated in Conformance with Laws. Borrower's business has been operated in material conformance with all applicable laws and regulations. Borrower has obtained all permits, licenses and authorizations needed to operate its business. Borrower has not received any opinion or memorandum or legal advice from any legal counsel to the effect that there is any liability or disadvantage relating to its business that may be material to Borrower.

                  4.8 Environmental Compliance. To the best knowledge of Borrower, no part of the real property owned or leased by Borrower (all of which is hereinafter referred to as the "Property") is (i) targeted for clean-up or remediation of Hazardous Substances (which are hereinafter defined) or (ii) otherwise not in compliance with applicable Environmental Laws (which are also hereinafter defined). To the best knowledge of Borrower, there are no Hazardous Substances on, in or under the Property or any part thereof which are in violation of applicable Environmental Laws, and there are no underground storage tanks on or under the Property. To the best knowledge of Borrower, each prior owner or lessor of the Property has owned and operated the Property in compliance with all applicable Environmental Laws. The term "Hazardous Substance" means any substance or material defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including petroleum products and friable asbestos. The term "Environmental Law" means federal, state or local law, ordinance, rule or regulation relating to pollution or protection of the environment or actual or threatened releases, discharges or emissions into the environment.

                  4.9 Title to Assets. Borrower has good and clear record and marketable title to its properties and title or valid and subsisting interests in its other assets. Except as otherwise previously disclosed to Lender in writing on Schedule 6.9 to the Borrowing Agreement, such assets are free and clear of liens, encumbrances and adverse claims. The personal property of Borrower comprise all of the property that has been used by Borrower for the operation of its business, and is in good operating condition and repair, subject only to ordinary normal wear and tear.

         5. PRE-CLOSING REQUIREMENTS. Prior to and as a condition precedent to the closing of the Loan pursuant to this Amendment, each of the conditions set forth below must be met to Lender's satisfaction. In addition, Borrower must meet to Lender's satisfaction all other conditions to the closing of the Loan as may have been specified in writing by Lender to Borrower pursuant to a loan commitment, term sheet, exhibit letter or other written instrument. The term "closing" used in this Amendment shall mean the date this Amendment, the Amended

Note, the Amended Guaranty and the Registration Rights Agreement have been executed and delivered by the parties thereto, and all other conditions to the disbursement of the additional proceeds evidenced by the Amended Note are satisfied.

         5.1 Loan Documents. All of the Loan Documents shall have been executed and delivered to Lender by Borrower, Guarantors and such other persons or entities as Lender may require; any other Loan Documents to be recorded or filed shall have been duly recorded and filed in the appropriate offices.

         5.2 Registration Statement Declared Effective and Public Offering Completed. The Registration Statement shall have been declared effective by the Commission, the securities included in such Registration Statement shall have been sold, and the proceeds thereof, net of underwriting discounts and commissions, shall have been remitted to MLTC.

         5.3 Reduction of Indebtedness. Borrower shall pay Lender $2,090,000, representing all but $10,000 of the principal and accrued but unpaid interest due Lender under the Note.

         5.4 UCC Searches. Lender shall have conducted such additional uniform commercial code searches of Borrower and Guarantors as Lender may require, and such searches shall show no filings related to or which could relate



AMENDMENT TO BORROWING AGREEMENT - 4
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to the collateral for the Loan, other than filings made pursuant to the Loan
Documents or otherwise approved by Lender.

         5.5 Financial Condition. Lender shall be satisfied that the financial condition and credit of Borrower, and all information relating to Borrower's business, is as represented to Lender, without any material change.

         5.6 Permits and Licenses. Borrower shall continue to hold all permits and licenses necessary to the operation of its business.

         5.7 Litigation. There shall be no litigation pending against Borrower or any Guarantor which, in Lender's opinion, could or does affect Borrower's ability to operate its business, or Borrower's or any Guarantor's ability to otherwise perform all of the terms and provisions of this Amendment and the other Loan Documents.

         5.8 Delivery of Amended Pledge Agreement and Stock Certificates. Alexander and Stickle shall have delivered to Lender a fully executed copy of the Amended Pledge Agreement and certificates for the shares of common stock of MLTC, duly endorsed in blank or accompanied by stock powers endorsed in blank.

         5.9 Other Conditions. All other provisions of this Amendment or any other Loan Document to be complied with prior to the closing and disbursement of the additional proceeds evidenced by the Amended Note shall have been complied with, and all of the representations and warranties of Borrower and each Guarantor in this Amendment and the other Loan Documents shall be true and correct in all material respects.If Lender disburses Loan funds without requiring Borrower or any Guarantor to satisfy each of the foregoing conditions, Borrower's obligation to meet the unsatisfied conditions shall not be deemed waived (unless specifically waived in writing by Lender) and Lender may require compliance with each of such conditions before further Loan disbursements are made.

         6. CLOSING. The closing of the Loan shall occur as of, and be evidence by, the completion of the following events:

         6.1 Execution of Loan Documents. The respective parties thereto shall have signed (and, where appropriate, acknowledged) and delivered to Lender this Amendment to Borrowing Agreement and the other Loan Documents each is required to sign.

         6.2. Insurance. If not previously delivered, Borrower shall deliver to Lender a certificate or certificates evidencing the insurance coverage specified in Section 8.3 of the Borrowing Agreement.








AMENDMENT TO BORROWING AGREEMENT - 5

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            ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND
          CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT
                       ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties have executed this Borrowing Agreement the day and year first above written.

LENDER:

Westburg Media Capital L.P., a Washington limited partnership, acting by and through its general partner, Westburg Media Capital, Inc.

/s/
-------------------------------------------------------------
Its duly authorized officer

BORROWER:

Multi-Link Telecommunications, Inc., a Colorado corporation

/s/
-------------------------------------------------------------
its duly authorized officer

Multi-Link Communications, Inc., a Colorado corporation

/s/
-------------------------------------------------------------
its duly authorized officer

GUARANTORS:

/s/ Nigel V. Alexander
-------------------------------------------------------------
Nigel V. Alexander

/s/ Shawn B. Stickle
-------------------------------------------------------------
Shawn B. Stickle

AMENDMENT TO BORROWING AGREEMENT - 6